Exhibit 10.1

AMENDMENT TO THE
MERITAGE HOMES CORPORATION
2006 STOCK INCENTIVE PLAN

Meritage Homes Corporation (the “Company”) previously approved and adopted the Meritage Homes Corporation 2006 Stock Incentive Plan (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  By this instrument, the Company desires to amend the Plan to (i) provide for minimum vesting periods on non-tenure (i.e., performance based) and tenure awards (i.e., time based) granted under the Plan, and (ii) provide that, for non-tenure and tenure awards not granted in accordance with these minimum vesting periods, the Company may not grant shares subject to these awards in excess of five percent of the total number of shares authorized under the Plan.

1.             Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.             Except as other provided, this Amendment shall be effective as of the date set forth below.

3.             Section 9.1 (Provisions Applicable to Awards — Grant of Performance Shares) of the Plan is amended and restated as follows:

9.1.          GRANT OF PERFORMANCE SHARES.  The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee; provided, however and except as otherwise provided in Section 12.8 of the Plan, the minimum vesting period for Performance Share Awards shall be (i) one year in the case of non-tenure Performance Share Awards (i.e.,

Performance Share Awards subject to performance vesting criteria), and (ii) pro rata over three years in the case of tenure Performance Share Awards.  Subject to Section 12.8, the Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant.  All Awards of Performance Shares shall be evidenced by an Award Agreement.

4.             Section 10.1 (Restricted Stock Awards — Grant of Restricted Stock) of the Plan is amended and restated as follows:

10.1.        GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee; provided, however and except as otherwise provided in Section 12.8 of the Plan, the minimum vesting period for Restricted Stock Awards shall be (i) one year in the case of non-tenure Restricted Stock Awards (i.e., Restricted Stock Awards subject to performance vesting criteria), and (ii) pro rata over three years in the case of tenure Restricted Stock Awards.  All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

5.             Section 11.3 (Performance-Based Awards — Discretion of Committee with Respect to Performance Awards) of the Plan is amended and restated as follows:

11.3.        DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided, however, and except as otherwise provided in Section 12.8 of the Plan, that, in no event may the Performance Period be for less than one year), the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.  Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant’s employment is terminated for Cause.

6.             Article 12 (Provisions Applicable to Awards) of the Plan is hereby amended by adding the following Section 12.8 (Provisions Applicable to Awards — Limitation on Grants of Awards) to the end thereof:

12.8         LIMITATION ON GRANTS OF AWARDS.  Notwithstanding the provisions of Section 9.1, Section 10.1 and Section 11.3 of the Plan, the Committee shall not have the authority to grant shares pursuant to any Performance Share Award or Restricted Stock Award that does not comply with the minimum vesting period or minimum Performance Period that exceeds five percent (5%) of the aggregate number of shares of Stock authorized for grant pursuant to Section 5.1 of the Plan.

7.             This Amendment shall amend only the provisions of the Plan as set forth herein.  Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

The Company has caused this Amendment to be signed by its duly authorized representative.

MERITAGE HOMES CORPORATION
By:	/s/ LARRY W. SEAY
Its:	Chief Financial Officer